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                                                                    EXHIBIT 12.2


                             PACCAR Financial Corp.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       PURSUANT TO THE SUPPORT AGREEMENT
                       BETWEEN THE COMPANY AND PACCAR INC
                             (Thousands of Dollars)


                                                                                     Six Months Ended
                                                                                         June 30
                                                                                1994                1993
                                                                              -----------------------------
FIXED CHARGES
  Interest expense                                                             $27,948              $22,182
  Facility and equipment rental                                                    339                  318
                                                                               -------              -------

                                              TOTAL FIXED CHARGES              $28,287              $22,500
                                                                               =======              =======

EARNINGS
  Income before income taxes                                                   $19,990              $14,498
  Depreciation                                                                   4,976                5,529
                                                                               -------              -------
                                                                                24,966               20,027

  Fixed charges                                                                 28,287               22,500
                                                                               -------              -------

                                              EARNINGS AS DEFINED              $53,253              $42,527
                                                                               =======              =======


RATIO OF EARNINGS TO FIXED CHARGES                                                1.88X                1.89X





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